Exhibit 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with this annual Report of Affordable Green Homes International, Inc. (the "Company") on Form 10-KSB for the period ending March 31, 2008, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Julian Basilio, Chief Financial Officer of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1.	Such annual Report on Form 10-KSB for the period ending March 31, 2008, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in such annual Report on Form 10-KSB for the period ending March 31, 2008, fairly presents, in all material respects, the financial condition and results of operations of Affordable Green Homes International, Inc.

Dated: July 15, 2008

AFFORDBLE GREEN HOMES INTERNATIONAL, INC.

By: /s/ Julian Basilio Chief Financial Officer